UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway

San Jose, California 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 822-2000

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual stockholders’ meeting held on May 20, 2015, our stockholders approved several amendments to the Fairchild Semiconductor 2007 Stock Plan. The amendments (i) increased the number of shares of our common stock that may be issued under the plan by 4,400,000 shares, (ii) clarified the definition of Deferred Stock Units to specifically include Restricted Stock Units and Performance Units, (iii) reduced the vesting period for annual equity grants to our nonemployee directors from 3 years to 1 year, (iv) eliminated a provision that required nonemployee directors to defer receipt of shares underlying their awards, and replacing it with a provision that provides them an option to defer receipt of shares to a later date, (v) removed certain references to the New York Stock Exchange to reflect that the company’s stock is currently listed on the NASDAQ Stock Market. The amended version of the plan is summarized in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2015, in connection with the annual meeting, and is incorporated by reference. This description of the amendments to the plan is qualified in its entirety by reference to the actual terms of the plan, a copy of which is attached as Exhibit 10.27 to this report and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our annual stockholders’ meeting held on May 20, 2015, stockholders approved the five proposals listed below. The matters voted upon, including the number of votes cast for, against, as well as the number of abstentions and broker non-votes were as follows:

Proposal No. 1: Elect nine directors to serve until the 2016 annual meeting of stockholders.

	Votes For	Votes Against	Abstentions	Non-Votes
Charles Carinalli	99,011,746	2,903,669	9,600	6,926,208
Randy W. Carson	100,821,569	1,092,343	11,098	6,926,208
Terry A. Klebe	99,479,295	2,434,627	11,093	6,926,208
Anthony Lear	99,478,265	2,435,657	11,093	6,926,208
Catherine P. Lego	100,825,501	1,088,420	11,094	6,926,208
Kevin J. McGarity	100,711,227	1,202,690	11,098	6,926,208
Bryan R. Roub	99,283,419	2,630,498	11,098	6,926,208
Ronald W. Shelly	98,851,143	3,062,779	11,093	6,926,208
Mark S. Thompson	97,719,024	4,156,120	49,871	6,926,208

Proposal No. 2: Proposal to approve an amendment to the Fairchild Semiconductor 2007 Stock Plan, including an amendment to increase the number of shares available under the Plan by 4,400,000 shares.

Votes For	Votes Against	Abstentions	Non-Votes
93,239,846	8,671,785	13,384	6,926,208

Proposal No. 3: Proposal to approve amendments to the Fairchild Semiconductor 2007 Stock Plan to align our equity awards to nonemployee directors with current market standards.

Votes For	Votes Against	Abstentions	Non-Votes
84,976,056	16,930,736	172,065	6,772,366

Proposal No. 4: Proposal to approve executive compensation on an advisory basis.

Votes For	Votes Against	Abstentions	Non-Votes
98,820,079	2,910,213	194,723	6,926,208

Proposal No. 5: Ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Non-Votes
106,087,583	2,749,318	14,322	0

Item: 8.01	Other Events

On May 20, 2015, our board of directors authorized the repurchase of up to $150 million of the company’s common stock. This amount is in addition to the amounts previously authorized and disclosed in May of 2014 December 2013. Share repurchases will be made from time to time in the open market or in privately negotiated transactions.

Item: 9.01	Exhibits

Exhibit 10.27 Fairchild Semiconductor 2007 Stock Plan.

Exhibit 99.01 Press Release of the Company dated May 21, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2015	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary